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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 11, 1999

                              PRIME COMPANIES, INC.
              Exact name of registrant as specified in its charter

         Delaware                    0-22919                  52-2031531
(State or other jurisdiction  (Commission File Number)      (IRS Employer
        Of incorporation)                                 Identification No.)


   155 Montgomery Street, Suite 406, San Francisco, California         94104
         (Address of principal executive offices)                   (Zip Code)


                        (415) 398-4242
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

A change in control of the corporation has occurred by virtue of a private placement of 18,000,000 shares of common stock of Prime Companies, Inc. for the purchase of one hundred percent of the issued and outstanding shares of Worldnet Tel.com Inc., a Delaware corporation. The persons from whom the Worldnet Tel.com Inc. shares were acquired were: Norbert J. Lima, Stephen Goodman, Dean Lucas, Ronald Gallagher, and Adrian Lima.

Norbert J. Lima has been Chief Technical Officer and Director for Worldnet Tel.com Inc. since its inception in 1999. Mr. Lima has over thirty years of telecommunications experience, and will be responsible for implementing the Company's operational systems across multiple markets. Mr. Lima founded and operated NACC-Tel, a California interconnect company, from 1984-1994, where he served as Sales Manager, Technical Services Engineer, and Installation Manager. NACC-Tel merged with Pagers Plus Cellular in 1994, where Mr. Lima served as Vice President of Engineering, responsible for RF engineering and construction of 220MHz systems throughout the U.S.A. Under Mr. Lima's direction, Pagers Plus Cellular successfully constructed 150 five-channel 220MHz systems throughout various states. In early 1998, Mr. Lima re-purchased NACC-Tel, along with certain assets of Pager Plus Cellular, which was subsequently acquired by the Company in 1999, and will remain in operation as a wholly owned subsidiary. Mr. Lima worked in various positions for Pacific Telephone for nineteen years, most recently as Engineering Manager from 1981-1983. From 1979-1981, Mr. Lima was District Manager of Construction, where he was responsible for five construction divisions with 275 subordinates and an operating budget of approximately US$16,000,000 per annum. Mr. Lima's career took him through multiple levels of the large telecom company, as he also spent eight years as Outside Plant Engineer, where he had responsibilities for planning and designing pole lines, conduit structures, and underground/building cables. Mr. Lima's success enabled his promotion to Engineering Manager, where he became a supervisor for several Outside Plant Engineers, and then Staff Manager from 1978-1979, where he was responsible for conducting Outside Plant Engineering Reviews throughout the states of California and Nevada. Mr. Lima received his BS in Industrial Technology-Electronics and his BA in Public Administration from Fresno State University in 1970.

Stephen Goodman has been Chief Financial Officer, Treasurer, and Director for Worldnet Tel.com Inc. since its inception in 1999. Mr. Goodman has worked in the telecommunications industry for over eight years, serving as President for both Secure Cellular, Inc. and Pagers Plus Cellular, of San Francisco, California from 1992-1999. Mr. Goodman has been responsible for the strategic direction of the companies, and led the company to be named the 25th fastest-growing company in the San Francisco Bay area in 1996. Mr. Goodman developed, structured, and negotiated the majority of the business for the company, which provides prepaid cellular telephone services, prepaid wireless services and telephone systems to both consumer and corporate customers throughout California. Mr. Goodman is skilled in banking and finance, having accumulated over thirty years working for various organizations. Mr. Goodman was President of Contra Costa Financial Services, Inc. from 1989-1992, where he owned and managed the commercial and residential mortgage/banking firm. Mr. Goodman was involved with the FCC while at Contra, applying to participate in the lottery for a new spectrum of Specialized Mobile Radio licenses. From 1985-1989, Mr. Goodman worked for various savings and loan companies, and from 1977-1985 he served as President of Bay Capital Corporation & House of Money. Mr. Goodman worked in sales on Wall Street from 1969-1970, and served as a stockbroker for Loeb, Rhoades & Company from 1965-1966. Mr. Goodman served as Lieutenant Junior Grade in the US Coast Guard from 1966-1969. Mr. Goodman received his JD from William Howard Taft University in 1995, passing the California Baby Bar in 1992. Mr. Goodman received his BS in Economics from the University of Pennsylvania, Wharton School, in 1965, and received his MBA in Finance from New York University in 1969.

Dean Lucas has been Chief Operating Officer and Director for Worldnet Tel.com Inc. since its inception in 1999. Mr. Lucas has accumulated over sixteen years of sales, finance, and management-related experience for several companies. Mr. Lucas worked for Wireless Technology Group, of Coral Springs, Florida from 1991-1998, where he served as an officer and member of the Board of Directors. Mr. Lucas led the firm from a start-up into one of the largest wireless communications companies in Florida, promoting 220MHz

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specialized mobile radio systems across the U.S.A. Mr. Lucas was instrumental in assisting the company in raising at least US$2,500,000 per year via equity placements. Mr. Lucas is skilled in building and growing strong client networks through advanced marketing strategies and aggressive sales techniques, honed through nine years as a stockbroker and deal maker. Mr. Lucas negotiated deals as an international coin trader for Trans-International Rare Coin, of Miami, from 1988-1991. Prior to this position, Mr. Lucas worked as a stockbroker for First Boston Commodity Corporation, of Miami, from 1983 until 1988. Through this position, Mr. Lucas was able to develop and maintain a strong list of clients, including potential investors and business partners, which will benefit the Company as it strives to raise capital and expand its customer base throughout 1999. Mr. Lucas enjoys working with people and provides a sponsorship to the Honda Classic/Doral Ryder Open Golf Tournament in Florida. Mr. Lucas began his career as a professional athlete, playing defense for the Hershey Bears of the American Hockey League from 1983-1985. Mr. Lucas received his BS in Business Administration from Penn State University in 1983.

Ronald Gallagher has been President, CEO, and Director for Worldnet Tel.com Inc. since its inception in 1999. Mr. Gallagher's experience lies in building several companies from the ground up, as well as managing their growth and success. A true entrepreneur, Mr. Gallagher has recently served on the Board of Directors of S.E.E.Inc., a microspectrometer manufacturing company and semiconductor equipment supplier's technical marketing and sales representative with offices in California, Massachusetts, and Connecticut. Mr. Gallagher was the managing partner for Twin Cities SMR Partnership, a 220MHz telecommunications company located in Minneapolis. Mr. Gallagher was successful in the strategic planning that catapulted Twin Cities to be acquired by First Florida Communications. Mr. Gallagher provides a rare combination of strong communication abilities, developed through fifteen years of marketing, selling and providing engineering support to industry giants such as IBM, Lucent, Harris, GE, Motorola, Eastman Kodak and many others, with the keen technical skills required for the fast paced, high-tech telecommunications industry. Mr. Gallagher previously managed a business service division for Telecomm Systems, Inc., the largest telecommunication and wireless provider in Oregon, from 1977-1981, where he was responsible for the identification and development of breakthrough new products and markets. Mr. Gallagher also worked for NASA from 1983 through 1984. Mr. Gallagher received his AS in electronics engineering from Foothill College in 1984, and received his BA in psychology/sociology from Central Connecticut State University in 1977.

Adrian Lima has been Vice President of Engineering for Worldnet Tel.com Inc. since its inception in 1999. Mr. Lima has accumulated over ten years of technical skills and experience while working for NACC-Tel, installing hundreds of telecommunications systems manufactured by several different companies. Mr. Lima is adept at each aspect of interconnect installation, including wire running, termination, hardware programming, troubleshooting and training. Upon NACC-Tel's merger with Pagers Plus Cellular in 1994, Mr. Lima obtained experience in wireless technologies, enabling him to spearhead the installation of some 750 channels of two-way 220MHz radio systems. Mr. Lima's technical experience will be instrumental in implementing the Company's expansion plans throughout 1999 and 2000.

The shares of Worldnet Tel.com Inc. had been acquired with the personal funds of the sellers. As a result of the transaction, the new control group now beneficially owns directly or indirectly 72 percent of the voting securities of the Company. The directors Prime Companies, Inc. individually resigned from office and were replaced by the newly appointed directors.

         By virtue of the resignation of former directors and the appointment of a new board, there has been a change of control of the corporation.

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Item 2. Acquisition or Disposition of Assets.

         The registrant has acquired a significant amount of assets, otherwise than in the ordinary course of business.

         (a) On July 27, 1999 the Company acquired all of the issued and outstanding stock of Worldnet Tel.com Inc. a Delaware Corporation in exchange for 18,000,000 of the authorized but unissued stock of Prime Companies, Inc.

         (b) Among the assets acquired were office furniture and equipment and supplies of pager and other telephonic equipment. These assets were, and are, employed in the radio telephone business of one of the subsidiaries of Worldnet Tel.com Inc. Registrant plans to continue to use the equipment in its present business.

Item 6. Resignation of Registrant's Directors.

         There are no director disagreements. The former directors have resigned to facilitate the change of control of the Company.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of businesses acquired.

         Financial statements for the period since incorporation of Worldnet Tel.com Inc. will be supplied.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Prime Companies, Inc.
                                               -------------------------
                                               (Registrant)



Dated: August 11, 1999                         /s/ Irving Pfeffer
                                               -------------------------
                                               Irving Pfeffer, Chairman

Print name and title of the signing officer under his signature.

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